Exhibit 10.1

LOCKUP AND EXCHANGE AGREEMENT

This Lockup and Exchange Agreement (this “Agreement”) is made as of November 2, 2016 (the “Effective Date”) by GUIDED THERAPEUTICS, INC., a Delaware corporation (the “Company”), and GHS INVESTMENTS, LLC (“GHS” and, together with its affiliates, the “GHS Parties”).

GHS is the beneficial owner of 1,661 shares of the Company’s Series C Convertible Preferred Stock (“Series C Stock”) and $220,565.08 in principal outstanding balance of the Company’s Secured Promissory Note, originally issued pursuant to a Note Purchase Agreement dated September 10, 2014 between the Company and the original creditor(the “Promissory Note”).

For good and valuable consideration, the Company and GHS agree as follows:

1.                  Lockup. Effective upon an amendment to the Company’s certificate of incorporation providing for a 1:800 reverse stock split of the Company’s common stock, until the earlier of (a) 45 calendar days thereafter or (b) consummation of the Company’s next public offering of debt or equity securities (such offering, the “Public Offering” and such securities, the “New Securities”), no GHS Party shall convert into the Company’s common stock any portion of the Promissory Note or any shares of the Series C Stock that the GHS Party beneficially owns (notwithstanding any rights it may have to do so pursuant to the terms of the Promissory Note or the Series C Stock), nor shall any GHS Party transfer or agree to transfer any debt or equity of the Company that the GHS Party beneficially owns. Notwithstanding anything to the contrary in this Section 1, the restrictions on conversion or transfer of Company securities shall cease to be effective immediately upon the Company’s receipt of a notice of default from any third party holding indebtedness of the Company of an event of default under the terms of such indebtedness. The Company shall promptly notify GHS of any such receipt, provided that the timely filing of a current report on Form 8-K will serve as timely notification to GHS.

2.                  Partial Use of Proceeds from Public Offering. In the event that the Company consummates the Public Offering, then as promptly as practicable thereafter the Company shall use $260,000 of the cash proceeds from the Public Offering first, to repay in full all amounts due to the GHS Parties under the terms of the Promissory Note, and second, with any remaining portion of such $260,000, to repurchase the maximum number of whole shares of Series C Stock from GHS at their Stated Value (as defined in the certificate of designations governing the Series C Stock) that may be repurchased with all of such remaining portion.

3.                  Exchange. In the event that the Company consummates the Public Offering and raises at least $1,000,000, then, as promptly as practicable following the closing of the Public Offering (the “Conversion Date”) and the repurchase of Series C Stock and repayment of the Promissory Note, as provided in Section 2, each remaining outstanding share of Series C Stock that the GHS Parties hold as of the Conversion Date (the “Surrendered Shares”) shall be surrendered to the Company and exchanged for New Securities in accordance with the following formula:

NS = (SV + (MW – DV) + AF) ÷ OP

Where:

“NS” means the number of New Securities to be issued to the applicable GHS Party;

“SV” means the aggregate Stated Value (as defined in the certificate of designation governing the Series C Stock) of all Surrendered Shares;

“MW” means an amount equal to $420.00 for each Surrendered Share;

“DV” means the aggregate amount of quarterly dividends on the Surrendered Shares paid by the Company prior to the Conversion Date;

“AF” means the aggregate amount of any fees or liquidated damages then due and owing in respect of the Surrendered Shares; and

“OP” means the lowest price per security at which New Securities are issued to any party in the Public Offering (the “Offering Price”).

To the extent that the above provisions of this Section 3 would result in the issuance of a fractional New Security to a GHS Party, the Company shall select one of the following options: (i) issue such fractional New Security to such GHS Party, (ii) round the number of New Securities to be issued to such GHS Party up to the nearest whole number, or (iii) pay cash to such GHS Party in lieu of such fractional New Security, based on the Offering Price.

As investors in the New Securities, the GHS Parties shall be subject to investment terms not less favorable than those provided to any party in the Public Offering. Notwithstanding anything to the contrary in this Section 3, the GHS Parties shall have no obligation to exchange their shares of Series C Stock for New Securities unless the terms of the New Securities include a customary “downside price protection” provision automatically adjusting the conversion price of the New Securities downward to equal the offering price of any non-exempt offering of common stock (or equivalents) subsequent to the issuance of the New Securities, with such provision, with respect to any debt or warrants that may be offered as New Securities, to remain operative only until the common stock is listed on a national securities exchange, and with respect any preferred stock that may be offered as New Securities, to remain operative as long as such preferred stock is outstanding.

4.                  Consent. As a Lender (as defined in the Promissory Note) and Secured Party (as defined in the Security Agreement entered in connection with the issuance of the Promissory Note), GHS consents the transactions contemplated by this Agreement and, with respect to the $220,565.08 in outstanding principal amount it beneficially owns, represents and warrants that no further consent is necessary pursuant to the terms of the Promissory Note or Security Agreement with regard to the transactions contemplated by this Agreement.

5.                  Company Representations and Warranties. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby has been duly authorized. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Company or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancelation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Company, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder.

6.                  GHS Representations and Warranties. GHS has the requisite power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by GHS and the consummation by GHS of the transactions contemplated hereby has been duly authorized. This Agreement has been duly executed and delivered by GHS and constitutes the legal, valid and binding obligation of GHS, enforceable against GHS in accordance with its terms. The execution, delivery and performance by GHS of this Agreement, and the consummation by GHS of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of GHS or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancelation of, any agreement, indenture or instrument to which GHS is a party, or (iii) to GHS’s knowledge, result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to GHS, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of GHS to perform its obligations hereunder. GHS beneficially owns $220,565.08 in outstanding principal amount of the Promissory Note free and clear of any liens (other than the obligations pursuant to this Agreement). Each share of Series C Stock beneficially owned by GHS is free and clear of any liens (other than the obligations pursuant to this Agreement).

7.                  Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

8.                  Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

9.                  No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

10.              Cooperation. The parties agree to cooperate fully and execute any and all further documents and to take all additional actions which may be necessary or appropriate to give full force and effect to the basic terms and intent of this Agreement.

11.              Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Facsimile or .PDF signature pages shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original and not a facsimile or .PDF signature.

[Signature Page Follows]

[Signature Page to Lockup and Exchange Agreement]

The parties are signing this Agreement effective as of the date first written above.

GUIDED THERAPEUTICS, INC.

By: /s/ Gene S. Cartwright

Name: Gene S. Cartwright

Title: President

GHS INVESTMENTS, LLC

By: /s/ Safraz Harjee

Name: Safraz Harjee

Title: Member